UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2019

_____________________

NEMUS BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

_____________________

Nevada	000-55136	45-0692882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 North Marina Drive, Long Beach, CA 90803

(Address of principal executive offices)

(949) 396-0330

(Registrant’s telephone number, including area code)

                                                 N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Second Drawdown under Credit Agreement

On February 1, 2019, Nemus Bioscience, Inc., a Nevada corporation (the “Company”), effected a second drawdown in the amount of $2,000,000 (the “Drawdown”) pursuant to the Multi Draw Credit Agreement dated October 5, 2018 (the “Credit Agreement”), by and between the Company and Emerald Health Sciences Inc. (“Emerald”). The Company intends to use the net proceeds of the Drawdown for general corporate and working capital purposes.

The Credit Agreement provides for a revolving credit facility to the Company of up to $20,000,000, and is unsecured. As of February 1, 2019, the Company has drawn down a total principal amount of $4,000,000 from the credit facility. Pursuant to the terms of the Credit Agreement, the loan bears interest at 7% per annum and matures on October 5, 2022, unless earlier converted into shares of the Company’s common stock. Upon the occurrence of an Event of Default, as defined in the Credit Agreement, Emerald may declare the entire outstanding principal amount of the loan, together with all accrued and unpaid interest thereon, immediately due and payable.

Pursuant to the terms of the Credit Agreement, Emerald may, at its option, convert all or any portion of the Drawdown into shares of the Company’s common stock at a fixed conversion price of $0.40 per share (subject to customary adjustments for stock splits, stock dividends, recapitalizations, etc.). As of the date of the Drawdown, the Drawdown is convertible into 5,000,000 shares of the Company’s common stock.

In connection with the Drawdown and pursuant to the terms of the Credit Agreement, on February 1, 2019, the Company issued to Emerald a warrant to purchase up to 2,500,000 shares of the Company’s common stock, at an exercise price of $0.50 per share. The warrant may be exercised at any time after issuance and will expire on the fifth anniversary of the date of issuance.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 12, 2018.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed in Item 2.03 above is incorporated into this Item 3.02 by reference. Pursuant to the terms of the Credit Agreement, Emerald has the option to convert all or any portion of the outstanding loan into shares of the Company’s common stock at a conversion price of $0.40 per share, subject to customary adjustments. As of the date of the Drawdown, the Drawdown may be converted into 5,000,000 shares of the Company’s common stock. Additionally, in connection with the Drawdown and pursuant to the terms of the Credit Agreement, the Company issued to Emerald a warrant to purchase 2,500,000 shares of common stock at an exercise price of $0.50. The issuance of the convertible securities and warrant was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involved in any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and corresponding state securities laws.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEMUS BIOSCIENCE, INC.

Dated: February 1, 2019	/s/ Dr. Brian Murphy
Dr. Brian Murphy
Chief Executive Officer

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